Exhibit 99.2

JONES SODA CO. ANNOUNCES DIVESTITURE OF CANNABIS BEVERAGE BUSINESS

SEATTLE, June 23, 2025 /PRNewswire/ - Jones Soda Co. (CSE: JSDA) (OTCQB: JSDA) (“Jones” or the “Company”), a craft beverage company known for its premium sodas and unique consumer engagement, today announced that it has sold its cannabis beverage business, including all related cannabis-specific assets under the Mary Jones™ brand, to MJ Reg Disrupters LLC (“MJ Reg”), a privately held company.

The transaction is part of Jones’ previously announced strategy to streamline operations and focus on its core soda offerings, modern functional beverages, and emerging adult beverage category. Pursuant to the terms of a share purchase agreement dated June 19, 2025, entered into between the Company, MJ Reg and the Company’s subsidiaries that hold its cannabis beverage business (the “Cannabis Subsidiaries”), as amended, all of the equity interests in the Cannabis Subsidiaries were sold to MJ Reg for three million dollars in aggregate consideration consisting of $489,399 in cash that was paid on the June 19, 2025 closing date of the transaction, plus $2,510,601 in the form of a promissory note with the following payment schedule, $510,601 due on June 27, 2025, $500,000 due on June 19, 2026, $750,000 on June 19th, 2027 and $750,000 on June 19, 2028.

As part of the transaction, the Company and MJ Reg entered into a multi-year exclusive and non-transferrable trademark licensing agreement (the “Licensing Agreement”) dated June 19, 2025 (the “Effective Date”) under which MJ Reg will have the right to use the Mary Jones brand name in any consumable product containing an emulsion derived from the marijuana plant with tetrahydrocannabinol (THC), in exchange for an annual licensing fee of: (a) $150,000 payable on the one (1) year anniversary of the Effective Date, and (b) $225,000 on each subsequent anniversary of the Effective Date. Assuming a 10 year term, the total amounts due to Jones Soda Co. would be $2,175,000.

Scott Harvey, CEO of Jones Soda Co., stated:

“The sale of the cannabis beverage business marks an important milestone in our effort to focus our resources on areas where we see the strongest long-term growth and profitability. We are proud of the innovation behind the Mary Jones brand, but I believe this divestiture enables us to sharpen our strategic priorities and accelerate investment in our core soda, functional beverage, and adult beverage categories.”

Joe Oblas, Director of MJ Reg Disrupters LLC, commented:

“We are excited about the opportunity to build on the Mary Jones legacy and bring it to more consumers in the evolving cannabis beverage market. Jones Soda created a unique and high-quality product, and we are committed to continuing its innovation and reach.”

About Jones Soda Co.

Jones Soda Co.® (OTCQB: JSDA), headquartered in Seattle, Washington, is a craft beverage company that markets and distributes premium sodas under the Jones® Soda and Jones® Zero Sugar brands, as well as adult beverages under the Spiked Jones™ brand. Known for its bold flavors, photo-labeled bottles, and loyal customer base, Jones is focused on expanding its footprint in North America through innovation, channel growth, and brand engagement.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as well as applicable securities legislation in Canada. Forward–looking statements are typically identified by words such as: “believe”, “expect”, “anticipate”, “intend”, “estimate”, “postulate” and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions readers that any forward–looking statements provided by the Company are not a guarantee of future results or performance and that such forward–looking statements are based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, as of the date of this news release, including, without limitation, that the Company will realize the expected benefits of the divestiture of its cannabis business, and that the sale of the Company’s cannabis business will enable the Company to sharpen its strategic priorities and accelerate investment in its core soda, functional beverage, and adult beverage categories. Forward–looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by the forward–looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. For a discussion of additional risks and uncertainties, please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The forward–looking statements contained in this news release are made as of the date of this news release. The Company disclaims any intention or obligation to update or revise any forward– looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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